Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119, UNITED STATES OF AMERICA +1 212 310 8000 tel +1 212 310 8007 fax

July 28, 2021

Skillsoft Corp.
300 Innovative Way, Suite 201
Nashua, New Hampshire 03062

Ladies and Gentlemen:

We have acted as counsel to Skillsoft Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, including any amendments thereto (collectively, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the selling securityholders named in the prospectus contained in the Registration Statement of:

(a) (i) shares of Class A common stock, par value $0.0001 per share of the Company (“Class A common stock”) issued in connection with the PIPE Investments (as defined below) and (ii) shares of Class A common stock issued to the Sponsor (as defined below) upon conversion of its Founder Shares (as defined below) at Closing (as defined below) (collectively, the “Selling Securityholder Shares”);

(b)(i) Private Placement Warrants (as defined below), (ii) Working Capital Warrants (as defined below), and (iii) Prosus Warrants (as defined below) (collectively, the “Selling Securityholder Warrants”); and

(c)(i) shares of Class A common stock issuable upon the exercise of the Public Warrants (as defined below); (ii) shares of Class A common stock issuable upon the exercise of the Private Placement Warrants; (iii) shares of Class A common stock issuable upon the exercise of the Working Capital Warrants; and (iv) shares of Class A common stock issuable upon the exercise of the Prosus Warrants (collectively, the “Warrant Shares”).

For purposes of this opinion letter, the following terms have the meanings specified below:

“Churchill” means Churchill Capital Corp II, a Delaware corporation, which changed its name to Skillsoft Corp. following the consummation of the Mergers;

“Churchill IPO” means the initial public offering by Churchill which closed on July 1, 2019;

July 28, 2021

“Churchill’s Class A common stock” means Churchill’s Class A common stock, par value $0.0001 per share;

“Churchill’s Class B common stock” means Churchill’s Class B common stock, par value $0.0001 per share;

“Closing” means the consummation of the Mergers;

“Founder Shares” means shares of Churchill’s Class B common stock and Churchill’s Class A common stock issued upon the automatic conversion thereof in connection with the Closing;

“Mergers” means, together, (a) the merger of Churchill with and into the Skillsoft Predecessor with Churchill being the surviving company in the merger (the “Merger”) and (b) immediately following and as part of the same transaction as the Merger, the merger of Magnet Merger Sub, Inc. with and into Albert DE Holdings Inc., with Albert DE Holdings Inc. surviving the transaction as a wholly-owned subsidiary of Churchill;

“PIPE Investments” means the private placement pursuant to which Churchill entered into subscription agreements with certain investors whereby such investors subscribed for (a) shares of Churchill’s Class A common stock and (b) warrants to purchase shares of Churchill’s Class A common stock (on terms identical to the terms of the Public Warrants);

“Private Placement Warrants” means the Company’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the Churchill IPO, each Private Placement Warrant exercisable for one additional share of the Company’s Class A common stock at an exercise price of $11.50, and includes the 1,000,000 warrants to be transferred by the Sponsor to Jeffrey Tarr, the Company’s Chief Executive Officer, following Closing;

“Prosus Warrants” means the Company’s warrants issued pursuant to the subscription agreement entered into on October 12, 2020 by and between Churchill and MIH Learning B.V., as assignee of the rights and obligations of MIH Edtech Investments B.V. under such agreement;

“Public Warrants” means the Company’s warrants sold as part of the units in the Churchill IPO (whether they were purchased in the Churchill IPO or thereafter in the open market);

“Skillsoft Predecessor” means Software Luxembourg Holding S.A.;

July 28, 2021

“Sponsor” means Churchill Sponsor II, LLC, a Delaware limited liability company;

“Sponsor Note” means the promissory note dated November 2, 2020 pursuant to which the Sponsor loaned the Company $1,500,000 and agreed to convert any unpaid balance of the Sponsor Note into the Working Capital Warrants;

“Warrants” are to the Public Warrants, the Private Placement Warrants, the Prosus Warrants and the Working Capital Warrants;

“Warrant Agreements” means the warrant agreements for the Private Placement Warrants, the Working Capital Warrants, and the Prosus Warrants; and

“Working Capital Warrants” means the Company’s warrants issued upon conversion of the Sponsor Note in accordance with the terms thereof, exercisable on identical terms as the Private Placement Warrants.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware incorporated by reference as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the Warrant Agreements and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

With respect to the Warrant Shares and the Warrants, we have assumed that each of the Warrant Agreements and Warrants have been duly authorized, executed and delivered by Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), and constitute legal, valid and binding obligations of the Warrant Agent, enforceable in accordance with their terms, and we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Class A common stock than the number that then remain authorized but unissued. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the shares of Class A common stock. We have also assumed that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Act, and no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect.

July 28, 2021

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable;

2. The Selling Securityholder Warrants constitute legal, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

3. The Selling Securityholder Shares have been duly authorized and are, or in the case of the Selling Securityholder Shares that are issuable upon exercise of Warrants, when issued and paid for upon exercise of the applicable Warrants in accordance with their terms will be, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and, solely with respect to whether or not the Selling Securityholder Warrants are the legal, valid and legally binding obligations of the Company, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP